UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2006

Sun Microsystems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15086	94-2805249
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4150 Network Circle Santa Clara, California	95054-1778
(Address of Principal Executive Offices)	(Zip Code)

(650) 960-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 21, 2006, Sun Microsystems, Inc. (“Sun”) announced that Michael E. Lehman was appointed to the position of Chief Financial Officer and Executive Vice President, Corporate Resources, of Sun, effective February 22, 2006. The information with respect Mr. Lehman’s compensation provided under Item 5.02 below is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 17, 2006, Mr. Lehman submitted his resignation as a member of Sun’s Board of Directors.

On the same day, upon the recommendation of Sun’s Corporate Governance and Nominating Committee, Sun’s Board elected Robert J. Finocchio, Jr. to fill the vacancy created by the resignation of Mr. Lehman from the Board and to serve as a member of the Board’s Audit Committee.

Also on the same day, upon the recommendation of Sun’s Leadership Development and Compensation Committee, Sun’s Board appointed Mr. Lehman to the position of Chief Financial Officer and Executive Vice President, Corporate Resources, to be effective upon Mr. Lehman’s acceptance of Sun’s employment offer. Mr. Lehman accepted Sun’s employment offer effective February 22, 2006. Mr. Lehman succeeds Stephen T. McGowan, who will now serve as Executive Vice President of Sun. Mr. Lehman, age 55, has served as a self-employed business consultant since September 2002. From July 2002 until his resignation in September 2002, Mr. Lehman served as an Executive Vice President of Sun. From July 2000 to July 2002, he served as Executive Vice President, Corporate Resources and Chief Financial Officer of Sun, and from January 1998 to July 2000, as Vice President, Corporate Resources and Chief Financial Officer of Sun.

Mr. Lehman will receive an annual base salary of $700,000 and his annual bonus target under Sun’s 162(m) Executive Officer Performance-Based Bonus Plan will be 100% of his annual base salary. Mr. Lehman also received an option to purchase 500,000 shares of Sun Common Stock at an exercise price equal to the per-share fair market value on the date of grant and 350,000 restricted stock units, each of which vests at a rate of 50% on the eighteen-month anniversary of the date of grant and 50% on the three-year anniversary of the date of grant. Mr. Lehman will also be eligible to participate in Sun’s employee benefit programs, including Sun’s Amended and Restated U.S. Vice President Severance Plan (the “Severance Plan”). Under the Severance Plan, Mr. Lehman will receive credit for his past years of service as an employee of Sun; provided, however, that Mr. Lehman will not be eligible for the retirement provisions of the Severance Plan until February 22, 2008. Mr. Lehman will also enter into Sun’s standard forms of Change of Control Agreement and Indemnification Agreement.

Copies of press releases issued on February 21, 2006 announcing Mr. Finocchio’s appointment as a director and Mr. Lehman’s appointment as Chief Financial Officer and Executive Vice President, Corporate Resources are attached to this Report as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Text of press release issued by Sun Microsystems, Inc., dated February 21, 2006, titled “Robert Finocchio, Jr. Elected to Sun Microsystems Board of Directors.”

99.2	Text of press release issued by Sun Microsystems, Inc., dated February 21, 2006, titled “Sun Microsystems Appoints Michael Lehman as Chief Financial Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2006

SUN MICROSYSTEMS, INC.

	By:	/S/ BRIAN M. MARTIN
Brian M. Martin
Vice President, Corporate Law Group